Exhibit 10.1

DEBT SETTLEMENT AND MUTUAL RELEASE

Dated as of August 12, 2026

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) Webuy Travel Pte. Ltd. (“WTP”), (ii) WEBUY GLOBAL LTD (“Webuy”), and (iii) Mao Hongliang (“Mao”). Each of WTP, Webuy and Mao may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Webuy holds 100% equity interest in WTP and WTP is a direct wholly-owned subsidiary of Webuy.

WHEREAS, WTP has outstanding accounts payable to the following creditors in the aggregate amount of US$557,289.87 (the “WTP Debt”):

The following balances, totaling US$557,289.87, were outstanding as of July 31, 2026:

1. HARBIN SNOWTOWN INTERNATIONAL TRAVEL SERVICE CO LTD

Address: 6-6, Commer. Bldg. 6, 576 Wenjin Rd., Songbei Dist., Harbin, Heilongjiang, China

Company Reg. No.: 91230102086039597Q
Amount: USD$39,669.72

2. SICHUAN XINCHENG INTERNATIONAL TRAVEL SERVICE CO LTD

Address:  No. 1700, North Section of Tianfu Avenue, High-tech Zone, Chengdu, Sichuan Province, China.

Company Reg. No.: 91510100MA6CBNN67J

Amount: USD$53,991.41

3. XIAMEN ORANGE INTERNATIONAL TRAVEL SERVICE CO LTD

Address: 147-117 Binshui Sili Jimei District, Xianmen,Fujian,China

Company Reg. No: 91350206MA2XQ9TT9W

Amount: USD$47,231.60

4. YUNNAN PROVINCE INTERNATIONAL TRAVEL AGENCY (GROUP) CO. LTD

Address: No. 488, Huancheng East Road, Guandu District, Kunming Yunnan

Company Reg. No: 9153010232286942XW

Amount: USD$115,506.57

5. ZHANGJIAJIE FOUR SEASONS BEAUTIFUL INTERNATIONAL TRAVEL SERVICE CO., LTD

Address: No.151 Jiefang Road Yongding District Zhangjiajie City Hunan Province China

Company Reg. No.: 91430802MA4L812X25

Amount: USD$262,046.33

6. ZHEJIANG SHENYI INTERNATIONAL TOURISM CO., LTD

Address: Room509, Wangjiang East Road Shangcheng District Hangzhou Zhejiang China

Company Reg. No.: 91330102MA2KH5CCXQ

Amount: USD$38,844.24

WHEREAS, pursuant to a debt assignment agreement dated August 12, 2026, the creditors validly and irrevocably assigned to Mao Hongliang all of their respective rights, title and interest in and to the WTP Debt, in the aggregate amount of US$557,289.87 (the “Debt”), and Mao Hongliang is the sole legal and beneficial owner of the Debt.

WHEREAS, Webuy intends to settle the Debt on behalf of WTP by issuing 728,484 restricted Class A ordinary shares of Webuy to Mao Hongliang (the “Restricted Shares”), subject to the terms and conditions of this Agreement.

WHEREAS, the Parties now wish to settle the Debt in a total amount of USD$557,289.87 subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Settlement of Debt through Issuance of Shares. Upon the valid issuance and registration of the Restricted Shares in the name of Mao Hongliang in Webuy’s register of members in accordance with this Agreement, the Debt shall be deemed fully and irrevocably paid, satisfied and discharged, and shall thereafter be of no further force or effect. For the avoidance of doubt, the Debt shall remain valid and outstanding until such issuance and registration have been completed.

Issuance of Shares. Webuy shall issue 728,484 Restricted Shares, valued at US$0.765 per share, which is 85% the closing price as reported by Nasdaq on 11 August 2026 of US$0.90. The Restricted Shares shall be duly authorized, fully paid and non-assessable.

The Parties acknowledge and agree that:

(a) The Restricted Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(b) The issuance is made in reliance on an exemption from registration under the Securities Act, including Section 4(a)(2) and/or Regulation S, as applicable.

(c) The Restricted Shares shall be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, pledged or otherwise disposed of unless (i) pursuant to an effective registration statement, or (ii) pursuant to an applicable exemption from registration, including Rule 144.

(d) Mao Hongliang acknowledges that Webuy has no obligation to register the Restricted Shares, and Webuy makes no promise or commitment to file any registration statement with respect to such Restricted Shares.

2.	Mutual Release. Upon the valid issuance and registration of the Restricted Shares in the name of Mao Hongliang in Webuy’s register of members in accordance with Section 1 hereof, the Parties, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 1 above, hereby remise, release, acquit and forever discharge the other Party and their agents, transferees, consultants, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

3.	Full Satisfaction. Upon the valid issuance and registration of the Restricted Shares in the name of Mao Hongliang in Webuy’s register of members, the Debt shall be deemed fully and irrevocably paid, satisfied and discharged, with no remaining principal, interest, fees or other amounts payable by WTP or Webuy in respect of the Debt. Following such issuance and registration, Mao Hongliang shall have no further claim against WTP, Webuy or any of their respective affiliates arising out of or in connection with the Debt.

4.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

5.	Representation. Webuy represents and warrants as follows:

(a)	Webuy is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Webuy has the full power, authority and legal right to issue the Restricted Shares, to execute, deliver and perform this Agreement, and to satisfy the Debt on behalf of WTP in accordance with the terms of this Agreement.

(c)	Webuy has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Mao Hongliang, WTP, this Agreement constitutes the legal, valid and binding agreement of Webuy, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

WTP represent and warrant as follows:

(a)	WTP is a company duly organized, validly existing and in good standing under the laws of Singapore.

(b)	WTP has the full power, authority and legal right to execute, deliver and perform this Agreement and to acknowledge and settle the Debt in accordance with the terms of this Agreement.

(c)	WTP has duly authorized, executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Webuy and Mao Hongliang, this Agreement constitutes a legal, valid and binding obligation of WTP, enforceable against WTP in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(d)	As of the Effective Date, the outstanding principal amount of the Debt is US$557,289.87, and no interest, fees or other amounts are outstanding or payable in respect of the Debt.

Mao Hongliang represents and warrants as follows:

(a)	Mao Hongliang is a natural person residing in People’s Republic of China.

(b)	Mao Hongliang has the full power, authority and legal right to execute, deliver and perform this Agreement.

(c)	Mao Hongliang has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and WTP, this Agreement constitutes the legal, valid and binding agreement of Mao Hongliang, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the Effective Date, the outstanding principal amount of the Debt is US$557,289.87, and no interest, fees or other amounts are outstanding or payable in respect of the Debt.

(e)	Mao Hongliang is the sole legal and beneficial owner of the Debt and has full authority to settle, release and discharge the Debt.

(f)	The Debt has been validly and irrevocably assigned to Mao Hongliang and is free and clear of any lien, charge, security interest, competing claim or other encumbrance.

(g)	Upon the valid issuance and registration of the Restricted Shares in accordance with this Agreement, neither Mao Hongliang nor any of the original creditors shall have any further claim against WTP, Webuy or their respective affiliates in respect of the Debt.

6.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

7.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

WEBUY GLOBAL LTD

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Chief Executive Officer and Chairman of the Board

Webuy Travel Pte. Ltd.

By:	/s/ Bin Xue
Name:	Bin Xue
Title:	Director

Mao Hongliang

/s/ Mao Hongliang